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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
BMC Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BMC INDUSTRIES, INC.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2000

TO THE STOCKHOLDERS OF BMC INDUSTRIES, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BMC Industries, Inc. (the "Company") will be held at the Atrium Center, 3105 East 80th Street, Bloomington, Minnesota on Thursday, May 11, 2000 at 10:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect three directors for a term of two years;

  2.
  To consider and act upon a proposal to amend and restate the Company's 1994 Stock Incentive Plan; and

  3.
  To transact such other business as properly may come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      /s/ Jon A. Dobson

                      Jon A. Dobson
                       Secretary

March 30, 2000

YOUR VOTE IS VERY IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE YOUR SHARES EITHER BY TELEPHONE (VIA THE 1-800 NUMBER INDICATED ON THE ACCOMPANYING PROXY CARD) OR BY MAIL. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A PRE-ADDRESSED POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE IN RETURNING THE SIGNED PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USAGE.

BMC INDUSTRIES, INC.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BMC Industries, Inc. (the "Company," "BMC," "we" or "us") for use at the 2000 Annual Meeting of Stockholders to be held at the Atrium Center, 3105 East 80th Street, Bloomington, Minnesota on Thursday, May 11, 2000, at 10:00 a.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the "Meeting").

    You are entitled to vote at the meeting if you were a stockholder of record at the close of business on March 24, 2000. PLEASE VOTE YOUR SHARES EITHER BY TELEPHONE (VIA THE 1-800 NUMBER INDICATED ON THE ACCOMPANYING PROXY CARD) OR BY MAIL BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED ENVELOPE. Signing and returning your proxy card will not prevent you from voting in person at the Meeting. You may revoke your proxy at any time before it is used at the Meeting by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person.

    The cost of soliciting proxies will be borne by us. Officers, directors and regular employees of BMC may, without additional compensation, solicit proxies by mail, personal conversation, telephone or otherwise. We will reimburse brokerage firms and others for expenses incurred in forwarding solicitation material to the beneficial owners of BMC common stock ("Common Stock"). We anticipate that this proxy statement, form of proxy and voting instructions will be mailed to stockholders on or about March 30, 2000. Our annual report to stockholders for the year ended December 31, 1999 will be mailed to stockholders at the same time but is not to be considered a part of the proxy soliciting materials.

VOTING OF SHARES

    Only holders of Common Stock of record at the close of business on March 24, 2000 (the "Record Date") will be entitled to vote at the Meeting. On March 24, 2000, BMC had 27,396,505 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required for a quorum for the transaction of business. Shares of Common Stock represented by a properly signed and returned proxy card, or which have been voted by telephone in accordance with the telephone voting instructions set forth on the accompanying proxy card, will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes against director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of a nominee for director and the proposal to amend and restate BMC's 1994 Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Meeting). Shares represented by a properly executed proxy voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a properly executed proxy that includes broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

Proposal 1
ELECTION OF DIRECTORS

Nomination

    Our Second Restated Articles of Incorporation (the "Articles") provide that the Board will consist of not less than three nor more than 17 members, as determined from time to time by the Board of Directors, divided into two classes of as nearly equal size as possible. Each class of directors serves a two year term, with the term of one class expiring each year in rotation. The Board currently consists of seven (7) directors, with the terms of 3 present members of the Board expiring as of the Meeting. The terms of the remaining four members of the Board are currently scheduled to expire next year.

    Mr. Lyle D. Altman is retiring from the Board. We wish to extend to Mr. Altman our sincere gratitude for his many years of service. As a result of Mr. Altman's retirement, the Board has determined that there will be six (6) directors for the ensuing year.

    Mr. Altman is one of the three members of the Board whose terms expire as of the Meeting. Because, as noted earlier, our Articles provide that the Board be divided into two classes of as nearly equal size as possible, and because Mr. Altman will not be standing for reelection at the Meeting (which would otherwise result in one class of two directors and one class of four directors), Dr. H. Ted Davis, one of the directors whose terms expire in 2001, has agreed to resign as a director immediately prior to the Meeting, and to stand for election at the Meeting as a director whose term will expire in 2002. As a result, the two classes will be composed of three directors each, and will comply with the requirements of our Articles. The Board has therefore nominated Paul B. Burke, Dr. H. Ted Davis and Harry A. Hammerly to serve as directors for terms of two years, expiring at the annual meeting of stockholders in 2002.

    The Board recommends a vote FOR the election of the nominees. In the absence of other instructions, the proxies will be voted FOR the election of the nominees. If the Board should learn prior to the Meeting that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for that nominee will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Directors and Nominees

    The following table gives certain information concerning directors, including this year's nominees.

Names of Directors and Nominees	Principal Occupation	Age	Director Since
Nominees for Directors whose terms expire in 2002:
Paul B. Burke	Chairman of the Board and Chief Executive Officer of BMC Industries, Inc.	44	1991
H. Ted Davis	Dean, Institute of Technology, University of Minnesota	62	1998
Harry A. Hammerly	Former Executive Vice President and Director of 3M Company (industrial, consumer and health products manufacturer)	66	1995
Directors whose terms expire in 2001:
John W. Castro	President and Chief Executive Officer of Merrill Corporation (diversified communications and document services)	51	1994
Joe E. Davis	Former President and Chief Executive Officer of National Health Enterprises, Inc. (health services); former Chairman of the Board, Linear Corporation (manufacturer of electronic wireless products)	65	1982
James M. Ramich	Former Executive Vice President, Corning Communications of Corning Incorporated (optical communications technologies)	54	1998

    Except as indicated below, there has been no change in the principal occupations or employment during the past five years for the directors or nominees for election as directors.

    Mr. Burke has served as the Company's Chief Executive Officer since July 1991 and as Chairman of the Board since May 1995. Mr. Burke also served as President of BMC from May 1991 to November 1999. Mr. Burke joined BMC as Associate General Counsel in June 1983 and became Vice President, Secretary and General Counsel in August 1985. In November 1987, he was appointed Vice President, Ft. Lauderdale Operations of BMC's Vision-Ease Lens division and in May 1989 he was appointed President of Vision-Ease Lens.

    Dr. Davis has served as Dean of the Institute of Technology at the University of Minnesota since 1995. He has served as the Regents' Professor, Department of Chemical Engineering and Materials Service, at the University of Minnesota since 1997. Dr. Davis also served as Head of the Department of Chemical Engineering at the University of Minnesota from 1980 to 1995.

    Mr. Hammerly retired from 3M Company in July 1995. He served in various positions with 3M from June 1955 to July 1995, most recently as Executive Vice President, International Operations.

    Mr. Ramich retired from Corning Incorporated in April 1998 after 25 years of service, most recently as Executive Vice President, Corning Communications. He also served in a number of other senior management and operating positions at Corning, including President, Corning Japan, Executive Vice President, Information Display Group and Vice President of Corporate Development.

    The following Board members also serve as directors of the designated public companies: Mr. Burke, Donaldson Company, Inc.; Mr. Joe Davis, American Funds Insurance Series, Anworth Mortgage Securities, Inc., Natural Alternatives, Inc. and Wilshire Technologies, Inc.; and Mr. Hammerly, Apogee Enterprises, Inc., Brown and Sharp Manufacturing Company and Milacron, Inc.

Information About the Board and its Committees

    Committees.  During 1999, the Board of Directors met six (6) times. The Board maintains four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Corporate Governance Committee. In 1999, all of our directors attended 75% or more of the meetings of the Board and the committees on which they served. The Audit Committee oversees our internal audit department and the provision of outside audit services. It met four (4) times in 1999. The Compensation Committee reviews and approves compensation for all elected executive officers; reviews, approves and modifies all general compensation matters; and sets the terms of, and grants awards under, our 1994 Stock Incentive Plan and any other incentive plans. The Compensation Committee met two (2) times during 1999. The Finance Committee approves dividends payable to stockholders and reviews BMC's long-range financing plan. The Finance Committee met five (5) times during 1999. The Corporate Governance Committee is authorized to identify, evaluate and nominate persons for election to the Board and to make recommendations to the Board with respect to such persons. The Corporate Governance Committee also reviews Board and corporate governance policies. The Corporate Governance Committee did not meet during 1999. The Corporate Governance Committee will consider nominees recommended by a stockholder if the stockholder submits the recommendation in writing to the chairperson of the Corporate Governance Committee. Our Second Restated Bylaws also permit any stockholder entitled to vote for the election of directors to make nominations directly, without first recommending the nominee to the Corporate Governance Committee. Under the bylaws, any such nomination made by a stockholder must be made by written notice to the corporate secretary not less than 120 days prior to the annual meeting of stockholders or special meeting called for the election of directors, as the case may be. The motion must include each nominee's name, age, business address and residence address, principal occupation and beneficial share ownership, together with the class of directors to which the nominee is being nominated and such other information as would be required in a proxy solicitation concerning the nominee under the Securities and Exchange Commission's proxy rules.

    The Audit, Compensation, Finance and Corporate Governance Committees are presently comprised of the following directors:

Audit Committee	Compensation Committee	Finance Committee	Corporate Governance Committee
Lyle D. Altman, Chair	Harry A. Hammerly, Chair	Joe E. Davis, Chair	John W. Castro, Chair
Joe E. Davis	James M. Ramich	Lyle D. Altman	Harry A. Hammerly
H. Ted Davis	John W. Castro	James M. Ramich	H. Ted Davis

    Directors' Fees.  Since he is an employee, Mr. Burke is not paid a director's fee. Non-employee directors are paid an annual cash retainer of $15,000. Non-employee directors also receive a fee of $1,000 for each Board meeting attended and $1,000, $1,200 in the case of the committee Chair, for each committee meeting attended.

    Directors' Deferred Compensation Plan.  On December 7, 1984, the Board of Directors adopted the Directors' Deferred Compensation Plan (the "Deferred Plan"), which is administered by the corporate secretary in conjunction with the human resources department. Each non-employee director may elect to participate and defer his or her director fees. The amount of each participating director's compensation deferred under the Deferred Plan is credited to a separate bookkeeping account in the director's name. Participants can elect to have compensation credited to a phantom investment options account ("Investment Account") or an "Interest Income" account ("Interest Account"). Compensation credited to the

Investment Account is converted into share equivalents of up to three mutual funds ("Phantom Investments") chosen from a variety of equity and bond fund options. The value of Phantom Investments credited to the Investment Account, and consequently the value of a participating director's account, increases or decreases depending on the market performance of the underlying mutual funds chosen as Phantom Investments. Compensation credited to the Interest Account earns interest computed on the beginning balance each quarter at an annual rate equal to the effective cost of borrowing under our revolving credit agreements in effect during the quarter. Amounts credited to participating directors' accounts are payable in cash in a lump sum or in two to ten annual installments, at the option of the participant, upon termination from the Board of Directors. During the past three years, $64,600 was deferred under the Deferred Plan by one current director who is not an executive officer.

    Non-Employee Director Stock Options.  On December 10, 1993, the Board adopted the 1994 Stock Incentive Plan (the "1994 Plan"), which subsequently was approved by stockholders at the annual meeting of stockholders in 1994. The 1994 Plan provides for automatic non-qualified option grants to non-employee directors. Effective as of January 1, 1997, the Board amended the 1994 Plan to provide for an automatic, one-time grant to directors filling new directorships or vacancies of a non-qualified option to purchase 10,000 shares of common stock, at an exercise price equal to the fair market value of our common stock on the date of their election or appointment. The 1994 Plan further provides that on the date of each subsequent annual meeting of stockholders, each non-employee director will automatically be granted additional options to purchase 4,000 shares of common stock at the fair market value of our common stock on the date of grant. Each option becomes exercisable in full three years after the date of grant and terminates five years after the date of grant. If a non-employee director ceases to serve as a director for any reason other than death, disability or mandatory retirement, all options held by the director will continue to vest and expire in accordance with the original terms of the grants. All options become immediately exercisable in the event of a director's death, disability or mandatory retirement.

    Non-Employee Director Stock Ownership Guidelines.  The Board adopted minimum stock ownership guidelines in 1998 for non-employee directors. The minimum level of ownership is five times the annual retainer. Non-employee directors have a period of five years to acquire sufficient shares to meet the minimum levels. Shares may be held in various forms of beneficial ownership, including jointly with a spouse, through a trust or in a retirement account. Unexercised stock options, however, do not count toward fulfillment of the guidelines. Until a non-employee director meets the minimum ownership guidelines, he or she receives 50% of the annual cash retainer in BMC common stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides information, as of March 24, 2000, unless otherwise indicated, pertaining to persons who, to the best of our knowledge, owned beneficially more than five percent (5%) of our outstanding common stock. This table also provides information with respect to shares of common stock beneficially held by all directors and the executive officers named in the "Summary Compensation Table" and for all directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Amount		Percent of Class
Becker Capital Management, Inc. 1211 SW Fifth Avenue, Suite 2185 Portland, OR 97204	1,774,400	(2)	6.5%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,457,300	(3)	5.3
Oppenheimer Capital 1345 Avenue of the Americas New York, NY 10105-4800	1,374,484	(4)	5.0
Putnam Investments, Inc. One Post Office Square Boston, MA 02109	1,610,516	(5)	5.9
Lyle D. Altman	48,000	(6)	*
Paul B. Burke	1,222,017	(7)	4.0
John W. Castro	50,000	(8)	*
H. Ted Davis	4,570		*
Joe E. Davis	107,200	(6)	*
Jon A. Dobson	13,076	(9)	*
William A. Guernsey	1,693	(10)	*
Harry A. Hammerly	39,115	(11)	*
Jeffrey J. Hattara	25,225	(12)	*
James M. Ramich	2,301		*
All directors and executive officers as a group (12 persons)	1,522,919	(13)	5.4

*
= less than 1%.

(1)
Unless otherwise noted, all shares are held by individuals or entities possessing sole voting and investment power. Shares subject to options that are exercisable on or prior to May 24, 2000 are treated as outstanding for purposes of determining the percent beneficially owned by an individual or by members of the group, as the case may be.

(2)
As set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2000, Becker Capital Management, Inc. ("Becker"), a registered investment adviser, is deemed to have beneficial ownership as of December 31, 1999 of 1,774,400 shares. Becker reports that it has sole voting power with respect to 1,521,700 shares and sole dispositive power with respect to all 1,774,400 shares.

(3)
As set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000, Dimensional Fund Advisors ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership as of December 31, 1999 of 1,457,300 shares. Dimensional reports that it has sole voting power and sole dispositive power with respect to all 1,457,300 shares.

(4)
As set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, Oppenheimer Capital ("Oppenheimer"), a registered investment advisor, is deemed to have beneficial ownership as of December 31, 1999 of 1,374,484 shares. Oppenheimer reports that it has shared voting power and shared dispositive power with respect to all 1,374,484 shares.

(5)
Putnam Investments, Inc. ("Putnam"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), wholly owns two registered investment advisors: Putnam Investment Management, Inc. ("Putnam Investment"), which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc. ("Putnam Advisory"), which is the investment advisor to Putnam's institutional clients. Putnam Investment has shared dispositive power with respect to 123,356 shares, but each of the mutual fund's trustees have voting power over the shares held by each fund. Putnam Advisory has shared voting power with respect to 158,760 shares and shared dispositive power with respect to 1,487,160 shares. Putnam and Marsh & McLennan disclaim beneficial ownership of all 1,610,516 shares.

(6)
Includes 12,000 shares that the director has the right to acquire within 60 days upon the exercise of options.

(7)
Includes 764,600 shares that Mr. Burke has the right to acquire within 60 days upon the exercise of options; 9,468 shares held as nontransferable restricted shares awarded under the 1994 Plan, which are subject to forfeiture under certain circumstances; 400 shares held indirectly as custodian for his minor son; and 12,166 shares allocable to him as of December 31, 1999 in connection with his participation in the Savings and Profit Sharing Plan.

(8)
Includes 12,000 shares that Mr. Castro has the right to acquire within 60 days upon the exercise of options and 10,000 shares held by his wife, of which Mr. Castro disclaims beneficial ownership.

(9)
Includes 9,100 shares that Mr. Dobson has the right to acquire within 60 days upon the exercise of options and 508 shares allocable to him as of December 31, 1999 in connection with his participation in the Savings and Profit Sharing Plan.

(10)
Includes 1,693 shares allocable to him as of December 31, 1999 in connection with his participation in the Savings and Profit Sharing Plan.

(11)
Includes 28,000 shares that Mr. Hammerly has the right to acquire within 60 days upon the exercise of options.

(12)
Includes 16,025 shares that Mr. Hattara has the right to acquire within 60 days upon the exercise of options.

(13)
Includes 400 shares held indirectly by Mr. Burke's minor son, 856,641 shares deemed beneficially owned by members of the group by virtue of a right to acquire them within 60 days upon the exercise of options, 9,468 shares held as non-transferable restricted shares awarded under the 1994 Plan to one executive officer and 13,126 shares allocable as of December 31, 1999 to three executive officers in connection with their participation in the Savings and Profit Sharing Plan.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

    The Committee.  The Compensation Committee of the Company's Board of Directors (the "Committee") is comprised entirely of non-employee directors and administers the Company's executive compensation program. See "Information About the Board and its Committees" for a more complete description of the functions of the Compensation Committee.

    Compensation Philosophy.  The Company's executive compensation policy is intended to support the achievement of the Company's desired economic performance by:

  •
  Providing compensation that will attract and retain superior talent and reward performance; and

  •
  Aligning executive officers' interests with the Company's success by linking both annual incentive compensation and long-term incentive compensation with the Company's success in achieving performance goals.

    The executive compensation policy adopted by the Company, as approved by the Committee, provides for an overall level of potential compensation that is at a median level of competitiveness with manufacturing companies of comparable size, with an increasing emphasis on incentive compensation. The Committee, in reviewing compensation matters, consults with the Company's Vice President, Human Resources and, as appropriate, independent compensation consultants. The Committee makes use of a variety of independently available compensation surveys, each of which provides compensation data for well over 100 companies, including many of the companies in the S&P 500 and S&P Manufacturing (Diversified Industries) indices used in the Company's stock performance graph. The compensation surveys used by the Committee report compensation data for like-sized manufacturing companies and provide statistical analyses that predict median compensation rates at profit and revenue levels comparable to the Company. Actual individual compensation levels for officers of the Company may be greater or less than median competitive levels, based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee, at its discretion, sets executive compensation at levels which it judges are justified by external, internal or other circumstances.

    Elements of Executive Officer Compensation Policy.  The Company's executive officer compensation policy is comprised of base salary, annual cash bonus incentive opportunities and long-term incentives in the form of stock options and/or restricted stock awards.

    Base Salary.  Base salary levels for the Company's executive officers, including the Chief Executive Officer, are generally set at median levels of competitiveness compared to manufacturing companies of similar size and profitability. In determining individual salaries, in addition to the comparison with similar companies, the Committee takes into consideration individual experience and performance, as well as competitive and comparable data related to the executive officer's specific areas of expertise. As a matter of philosophy, the Company does not emphasize base salaries in an executive's total compensation package.

    Annual Cash Bonus Incentives.  Under the Company's management incentive plan (the "Bonus Plan"), executive officers and key employees of the Company, designated by the Chief Executive Officer, may receive cash bonus awards after the close of the fiscal year if the Company achieves financial performance goals set by the Board for that year. Target bonus rates of a percentage of base salary are established for each executive officer based upon the individual's level of responsibility and the median level of incentive compensation opportunity offered by like-sized manufacturing companies as reported in salary surveys or presented by outside consultants. In 1999, the Company did not achieve its established financial performance goals. Accordingly, executive officers were not eligible to receive a bonus under the Bonus Plan for 1999.

    Long-Term Incentives.  On December 10, 1993, the Company's Board of Directors approved the 1994 Plan which subsequently was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. The 1994 Plan provides for grants to eligible employees of the Company of stock options, restricted stock awards, performance units, stock bonuses and stock appreciation rights. To the extent not otherwise fixed by the terms of the 1994 Plan, the Committee has the discretion to select participants, the type of award and the terms and conditions for each award. Awards under the 1994 Plan are intended to align management and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, and to enable executives to develop and maintain an equity position in the Company.

    On February 17, 2000, the Company's Board of Directors approved an amendment and restatement of the 1994 Plan (the "Restated and Amended Plan") that (i) authorizes an additional 2,000,000 shares available for issuance under the 1994 Plan, for a total of 4,840,000 shares (ii) accelerates the vesting of incentive awards upon retirement, subject to Committee approval, (iii) clarifies an award holder's rights upon mergers and similar transactions, (iv) permits transfer of awards during an award holder's lifetime for estate planning purposes, (v) accelerates awards in change-of-control situations without requiring advance Committee approval, (vi) permits substitution of options for lateral hires and (vii) updates the original Plan to reflect changes in regulations since the original Plan was approved in 1994. The Restated and Amended Plan is subject to stockholder approval at the 2000 Annual Meeting of Stockholders. The Committee recommends approval of the Restated and Amended Plan. The terms of the Restated and Amended Plan are described on pages 16-23.

    The Committee does not rely on any single formula in determining the size of grants or selecting recipients. In making its determinations, the Committee considers management and outside consultant recommendations, published survey data, the potential and performance of the recipient, grants made in prior years and remaining outstanding options held by the recipient.

    Policy on Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the tax deduction available to the Company to $1 million per person for annual compensation paid to the Company's CEO and four highest compensated officers, unless certain requirements are met. One requirement is that the Committee consist entirely of outside directors. The Committee meets this requirement. Another requirement is that compensation in excess of $1 million must be based upon the attainment of performance goals approved by the Company's stockholders. Awards under the 1994 Plan and the Restated and Amended Plan, upon approval by stockholders, meet these requirements and are eligible for exceptions to the deduction limitation. Although no executive officer's annual compensation, excluding qualified performance-based compensation, has exceeded $1 million to date, the Committee may pay total annual compensation to an executive officer that exceeds $1 million in order to attract, retain and reward the executive, as necessary to maximize the return to stockholders.

    Chief Executive Officer Compensation.  Base salary, stock option awards, incentive compensation awards and other compensation paid to Mr. Burke are consistent with the design of the overall program described above. Amounts paid and granted under these plans are disclosed in the Summary Compensation Table on page 12. The potential value of Mr. Burke's compensation package is designed to "pay for results" by placing a high degree of pay at risk and by providing significant emphasis on stockholder value through the granting of stock options. Annual incentive compensation is targeted at 75% of his base salary with a maximum opportunity of 112.5%. Benefits and perquisites are not emphasized and are set at median levels of competitiveness. Mr. Burke's base salary and his stock option awards are determined after a review of competitive compensation compiled by independent consultants and after taking into account the Company's performance under his leadership. The Company's performance is measured against financial goals for earnings, earnings per share and cash flow. Other measurements used to evaluate Mr. Burke are stock price performance and soundness of strategic operating plans.

    Mr. Burke's 1999 base salary remained at $400,000. Because the Company did not meet its financial goals for 1999 as defined by the Company's Bonus Plan, Mr. Burke did not receive a bonus for 1999. To aid in the retention of Mr. Burke, the Committee granted Mr. Burke a stock option to purchase 300,000 common shares at a price of $5.281 per share. The Committee also granted Mr. Burke 9,468 shares of restricted stock based on the fair market value of $50,000 on the date of the award in February 1999. The Committee determined the size of the option grant and restricted stock award based in part on information provided by independent sources, including a survey performed by an outside compensation consultant. The stock option grant will become exercisable in one installment on December 31, 2000 and the restriction on the stock award will lapse on December 31, 2000.

Members of the Compensation Committee:
Harry A. Hammerly, Chairman
James M. Ramich
John W. Castro

Comparative Stock Performance

    This graph compares the cumulative total stockholder return on our common stock, assuming reinvestment of dividends, for the last five fiscal years to the total cumulative return on the Standard & Poor's ("S&P") 500 Composite Stock Index and the S&P Manufacturing (Diversified Industries) Index over the same period. The graph assumes $100 invested at the per share closing price of common stock on the New York Stock Exchange on December 30, 1994 in BMC and each of the indices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN TO STOCKHOLDERS (ASSUMES $100 INVESTMENT ON 12/30/94) DOLLARS TOTAL RETURN ANALYSIS
	BMC Industries	S&P Manuf'g-Diversified	S&P 500
12/30/94	$100.00	$100.00	$100.00
12/29/95	$297.73	$140.82	$137.52
12/31/96	$404.15	$187.79	$169.07
12/31/97	$209.78	$258.62	$225.46
12/31/98	$81.18	$317.27	$289.89
12/31/99	$63.90	$355.32	$350.89
Source: Carl Thompson Associates www.ctaonline.com
(800) 959-9677. Data from Bloomberg Financial Markets.

Summary of Cash and Certain Other Compensation

    The following table shows compensation information for the chief executive officer, one former executive officer and its two other most highly compensated executive officers.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation(1)			Awards
Name and Principal Position	Year	Salary	Bonus(2)	Other Annual Compensation(3)	Restricted Stock Awards(4)	Securities Underlying Options	All Other Compensation(5)
Paul B. Burke Chairman of the Board and CEO	1999 1998 1997	$400,000 400,000 350,000	0 0 0	$189,509 161,692 126,603	50,000 — —	300,000 100,000 200,000	$27,822 27,948 24,288
Jeffrey J. Hattara Vice President of Finance and Administration, Chief Financial Officer(6)	1999 1998 1997	175,000 161,538 —	0 0 —	21,826 19,363 —	— — —	21,025 50,000 —	8,322 — —
Jon A. Dobson Vice President of Human Resources, General Counsel and Secretary(7)	1999 1998 1997	112,923 — —	0 — —	25,471 — —	4,837 — —	15,000 — —	6,292 — —
William A. Guernsey Former Senior Vice President, Corporate Development(8)	1999 1998 1997	104,865 205,000 203,892	0 0 0	20,897 41,796 34,399	— — —	0 0 10,000	1,396 13,323 11,260

(1)
Annual compensation is included in the appropriate category in the year earned.

(2)
Bonuses are included in the year earned. Under our management incentive bonus plan, bonuses earned during any given fiscal year are paid to participants by March of the following year. No bonuses were paid for 1999, 1998 and 1997 since we did not meet our performance objectives.

(3)
Includes the value of all perquisites and personal benefits provided by BMC to the named executive officers, including the use of leased automobiles, reimbursement of club membership dues, tax preparation services and physical examinations. For purposes of this table, we have determined the value of perquisites and benefits at their incremental cost, not on the taxable benefit derived by the executive officer. We permit stock option participants, including executive officers, to exercise stock options through interest-free loans, up to a maximum amount. See "Certain Transactions" below. The value of such interest-free loans was determined by calculating the interest imputed on such loans for the applicable year at the applicable federal rate provided by the Internal Revenue Code. Specific perquisites or personal benefits exceeding 25% of the total reported for each of the named individuals were as follows:

(a)
Mr. Burke: Leased auto, $40,232, $39,176 and $47,558 for fiscal 1999, 1998 and 1997, respectively; imputed interest on interest free loans, $135,618, $101,180, and $80,275 for fiscal 1999, 1998 and 1997, respectively.

(b)
Mr. Hattara: Leased auto, $18,279 and $15,811 for fiscal 1999 and 1998, respectively.

(c)
Mr. Dobson: Leased auto, $21,718 for fiscal 1999.

  (d)
  Mr. Guernsey: Leased auto, $5,029, $12,875 and $12,829 for fiscal 1999, 1998 and 1997, respectively; imputed interest on interest free loans, $17,627 and $12,188 for fiscal 1998 and 1997, respectively.

(4)
Restricted share awards are valued at the closing price of BMC common shares on the date of grant. We pay dividends on restricted shares at the same rate paid to all shareholders. On December 31, 1999, the following named executive officers owned the restricted shares set forth in the table below. The market value is based on the closing price of BMC common shares on December 31, 1999, which was $4.875.

	# of Shares	Market Value	Date of Grant	Vesting Date
Mr. Burke	9,468	$46,156	2/18/99	12/31/00
Mr. Dobson	916	$4,465	2/18/99	2/18/00
(5)
Includes the following contributions made and to be made to the Savings and Profit Sharing Plan and nonqualified benefit equalization plan on behalf of the named executive officers for services performed in fiscal 1999:

(a)
Mr. Burke: Savings and Profit Sharing Plan, $9,922; benefit equalization plan, $17,900.

(b)
Mr. Hattara: Savings and Profit Sharing Plan, $7,422; benefit equalization plan, $900.

(c)
Mr. Dobson: Savings and Profit Sharing Plan, $6,292.

(d)
Mr. Guernsey: Savings and Profit Sharing Plan, $1,396.

(6)
Mr. Hattara became Vice President, Finance and Administration and Chief Financial Officer in January 1998.

(7)
Mr. Dobson became Vice President of Human Resources, General Counsel and Secretary in November 1999. Prior to that date, he served as General Counsel and Secretary beginning in December 1997.

(8)
Mr. Guernsey served as President, Mask Operations from July 1992 to November 1997 when he was named Senior Vice President, Corporate Development. Mr. Guernsey resigned from all positions with BMC in June 1999.

Stock Options and Exercises

    The following table shows the options granted to the executive officers named in the "Summary Compensation Table" during 1999. Individual grants are listed separately for each officer. In addition, this table shows the estimated present value of each grant as of the date of grant.

Option Grants in 1999(1)

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 1999	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(2)
Paul B. Burke	300,000	37.6%	$5.2810	2/18/09	$999,000
Jeffrey J. Hattara	15,000 6,025	1.9 .8	10.9375 5.2810	8/05/09 2/18/04	103,350 20,063
Jon A. Dobson	15,000	1.9	10.9375	8/05/09	103,350
William A. Guernsey	0	—	—	—	—

(1)
All options were granted under BMC's 1994 Plan. Options typically vest in five equal annual installments commencing on the first anniversary date of the grant, with the exception of the option granted to Mr. Burke for the purchase of 300,000 shares of common stock, which vests in one installment on December 31, 2000, and the option granted to Mr. Hattara for the purchase of 6,025 shares of common stock, which vested in one installment on February 18, 2000. All options were granted at an exercise price equal to the fair market value based on the average of the high and low sales price of our common stock on the date of grant.

(2)
The present value determination was made using the Black-Scholes option pricing model. The assumptions used in the model are dependent on the date of option grant. The assumptions used include expected stock price volatility of .80, risk-free rate of return of 6.20%, weighted average expected life of five years, dividend yield of 1.23% and contractual time to exercise of ten years. Actual gains, if any, on stock option exercises are dependent upon our future performance and the performance of our common stock, overall market conditions, and the executive's continued employment through the vesting dates of the option grant.

    The following table provides information about stock option exercises during 1999 by the executive officers named in the "Summary Compensation Table" and stock options held by each of them at year-end.

Aggregated Option Exercises in 1999 and Option Values at December 31, 1999

Name	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at December 31, 1999 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 1999 Exercisable/Unexercisable(3)
Paul B. Burke	0	$0	704,600/500,000	$1,308,509/0
Jeffrey J. Hattara	8,000	1,500	2,000/61,025	0/0
Jon A. Dobson	2,000	0	8,400/33,100	0/0
William A. Guernsey	0	0	0/0	0/0

(1)
Under the 1994 Plan, the exercise price of options may be paid in cash or, at the Compensation Committee's discretion, in shares of common stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The exercise price may also be paid with an interest free loan from BMC pursuant to the BMC Stock Option Exercise Loan Program (the "BMC Loan Program"). See "Certain Transactions" for a more detailed description of the BMC Loan Program.

(2)
Market value of underlying securities on the date of exercise, minus the exercise price.

(3)
Based on the closing price of our common stock on the New York Stock Exchange-Composite Transactions at December 31, 1999 ($4.875), minus the exercise price.

Officer Agreements and Change in Control Arrangements

    We currently have change of control agreements (the "Change of Control Agreements") with Messrs. Burke, Dobson and Hattara. Under the Change of Control Agreements, termination of an individual executive officer's employment in connection with any change of control triggers severance benefits. A "change of control" includes the sale, lease or other transfer of substantially all of our assets; a stockholder approved dissolution or liquidation; a change of control reportable to the Securities and Exchange Commission on Form 8-K; acquisition by any person of 50% or more of our voting stock; or, a change in composition of the Board of Directors, such that current directors cease to constitute a majority (but only if the nominations of the newly elected members were not approved by the current directors). Severance benefits payable under the Change of Control Agreements to Mr. Burke consist of three years' base salary, payable in the form of a lump sum payment of one year's base salary and a payout of the remainder over 24 months. Severance benefits payable under the Change of Control Agreements to Messrs. Dobson and Hattara consist of one year's base salary over 12 months. Monthly payments under the Change of Control Agreements are reduced to the extent of any base salary received as a result of subsequent employment, but the terminated executive officer has no duty to seek subsequent employment. In the event the standard severance benefits constitute an excess parachute payment under the rules of the Internal Revenue Service, severance benefits will be reduced to an amount equal to the severance payment amount less the amount required to avoid any excise tax. Under the Change of Control Agreements, each executive officer remains employed for a six-month period following any change of control. During that period, he or she may resign for "good reason" and receive contractual severance benefits. "Good reason" includes adverse changes in compensation and/or duties, forced relocation to a new locale, or our failure to continue to provide benefit plans equivalent to those we offered prior to the change of control. At the end of the six-month period, the executive has a 30-day period in which to decide whether to remain employed by the successor; during that period, the executive may elect to terminate employment, with or without good reason, and receive contractual severance benefits. Any termination by the successor during the above periods without good cause, or by BMC prior to a change in control at the insistence of an acquiror, also triggers severance benefits. "Good cause" includes (i) willful and continued failure to perform duties or (ii) conviction of a felony or gross misdemeanor materially injurious to BMC. Death or attainment of age 65 prior to the end of the period during which monthly payments are made ends all further obligations of BMC.

    To the extent not already exercisable, options also become immediately exercisable under the 1994 Plan in the event of any "change in control." For purposes of the 1994 Plan, a "change in control" means the following: (a) the sale or other transfer of substantially all of our assets; (b) liquidation or dissolution; (c) a merger or consolidation if (i) less than 50% of the voting stock of the surviving company is held by persons who were stockholders of BMC immediately before the merger or consolidation, or (ii) less than 80% of the voting stock of the surviving company is held by persons who were stockholders of BMC immediately prior to the merger or consolidation without the prior approval of our continuity directors (directors as of December 10, 1993 and additional directors nominated or elected by a majority of the "continuity directors"); (d) ownership by any person or group of 50% or more of our voting stock, or 20% or more of our voting stock without the prior approval of the continuity directors; (e) the continuity directors ceasing to constitute a majority of the Board; or (f) any change of control that is required to be reported on Form 8-K.

    Under the 1984 Omnibus Stock Program, which terminated pursuant to its terms on January 10, 1994, if any person makes a successful tender or exchange offer for common stock that the Board opposes or does not affirmatively recommend, then (i) all incentive stock options, and non-qualified options with respect to which no stock appreciation rights have been granted, will become immediately exercisable, (ii) all non-qualified options with respect to which stock appreciation rights have been granted and which have been outstanding for at least six months, will become immediately exercisable, provided that exercise may only take place during certain periods following our public release of certain financial reports and (iii) all restrictions on any outstanding restricted stock awards will immediately lapse.

    To the extent not already vested, all benefits under the Savings and Profit Sharing Plan (the "Savings Plan") become fully vested in the event of any "change in control." For purposes of the Savings Plan, a change in control means the following: (a) the sale or other transfer of substantially all of our assets; (b) liquidation or dissolution; (c) a person becomes the beneficial owner of 50 percent or more of the voting power of our outstanding securities; (d) individuals who constitute "incumbent directors" (directors as of January 1, 1994 and additional directors nominated or elected by a majority of the "incumbent directors") cease to constitute at least a majority of the Board; or (e) any change in control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

Employment Agreements With Named Executive Officers

    In February 1999, we entered into a two-year employment agreement with Mr. Burke, effective January 1, 1999, pursuant to which he continues to serve as Chief Executive Officer and Chairman of the Board. The agreement provides for an annual base cash salary of $400,000, subject to increase at the Board's sole discretion, a restricted stock award with a fair market value of $50,000 and grant of non-qualified stock options to purchase 300,000 shares of our common stock. The agreement also provides for an annual bonus under the Bonus Plan subject to the terms of the Bonus Plan, determined by using a deemed base salary of $425,000, which allocates $25,000 of the restricted stock award to Mr. Burke's base salary for purposes of calculating his bonus in each year of the two-year agreement. The agreement automatically renews for successive one-year periods after the initial term, unless terminated by BMC or Mr. Burke by not less than sixty (60) days written notice before the end of the initial term or any successive one-year renewal period. If we issue a notice of non-renewal to Mr. Burke, he will receive payment of one year's base salary following expiration of the initial or renewal term.

    We entered into an employment agreement with Mr. Hattara, effective January 26, 1998. Under the terms of this agreement, we agreed to employ Mr. Hattara for a period of at least two years. This agreement expired on January 26, 2000.

APPROVAL OF AMENDMENT TO AND RESTATEMENT OF
1994 STOCK INCENTIVE PLAN

Introduction

    On May 5, 1994, the stockholders of the Company approved the Company's 1994 Stock Incentive Plan (the "Plan"), which had been adopted by the Board of Directors on December 10, 1993. On February 17, 2000, the Board of Directors adopted certain amendments to and restatement of the Plan (the "Restated Plan"); the changes effected by the Restated Plan are subject to approval of the Restated Plan by the stockholders at the annual meeting. A copy of the Restated Plan is attached hereto as Exhibit A, and the following discussion is qualified in its entirety by reference thereto.

    The principal change effected by the Restated Plan is the authorization of the issuance of awards relating to an additional 2,000,000 shares of common stock. Other changes effected by the Restated Plan include: persons administering the Restated Plan are entitled to indemnification from the Company; non-statutory stock options may now be transferable; and new provisions relating to the consequences of a "fundamental change" were added.

Purpose

    The purpose of the Restated Plan is to advance the interest of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objective.

Administration

    The Plan provided for administration by the Board of Directors or a Committee (the "Committee") of two or more "disinterested directors." In order to conform the Restated Plan to certain changes in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), the Restated Plan provides that if a Committee administers the Plan it must consist of two or more "non-employee directors."

    The Compensation Committee of the Board of Directors has administered the Plan, and the Company expects that the Compensation Committee will continue to be the Committee administering the Restated Plan. All of the members of the Compensation Committee are non-employee directors for purposes of Rule 16b-3 under the Exchange Act and are "outside directors" for purposes of Section 162(m) of the Code.

    The Committee has the authority to select participants to be granted awards, determine the amount of each grant and prescribe discretionary terms and conditions of each grant not otherwise fixed under the Restated Plan.

    With respect to determining and administering awards to persons who are not then subject to Section 16 of the Exchange Act, the Committee may delegate to officers of the Company the duties and authority of the Committee, subject to such conditions and limitations as the Committee may establish.

    The Restated Plan amended the Plan to provide that no member of the Committee or person to whom authority is delegated is liable for any action taken in good faith with respect to the Restated Plan and that each such person is entitled to indemnification from the Company with respect to any loss incurred by reason of actions taken pursuant to the Restated Plan.

Eligibility And Number Of Shares

    All employees of the Company and its subsidiaries are eligible to receive awards under the Restated Plan. Awards other than incentive stock options (see "Types of Awards," below) also may be granted to outside directors of the Company and to non-employee consultants and independent contractors. As of December 31, 1999, approximately 3,636 persons were eligible to participate in the Restated Plan, although it is anticipated that only selected employees in any given year will be issued grants.

    As of March 24, 2000, the total number of shares of common stock remaining available for issuance under the Plan was 14,291 shares. Under the Restated Plan, an additional 2,000,000 shares of common stock (bringing to 4,840,000 the total number of shares issued or issuable under the Restated Plan) are available for issuance, subject to adjustment as provided in the Restated Plan. Shares subject to an award that is forfeited or lapsed and shares subject to an award that is settled or paid in any form other than shares of common stock again become available for issuance under both the Plan and the Restated Plan.

    No participant may receive options, stock appreciation rights or other awards having a value based on an increase in value of the Company's common stock that relate to more than 400,000 shares of common stock in the aggregate in any fiscal year of the Company.

Types Of Awards

    The Plan provided for discretionary awards to eligible participants of incentive and non-statutory stock options, restricted stock, performance units, stock bonuses and stock appreciation rights. The Plan also provided for automatic grants of non-statutory stock options to non-employee directors of the Company. The Restated Plan does not change the types of awards that may be issued but provides that non-employee directors may now receive discretionary awards in addition to the automatic grants of non-statutory stock options described below.

    The basic characteristics of awards that may be granted under the Restated Plan are as follows:

    Discretionary Awards of Incentive and Non-Statutory Stock Options.  Both incentive and non-statutory stock options may be granted to participants under the Restated Plan. The exercise price of non-statutory stock options may be established by the Committee at not less than 85% of the fair market value (as defined in the Restated Plan) of the underlying shares of common stock on the date of grant. With respect to incentive stock options, the exercise price must be not less than 100% of the fair market value of the underlying shares on the date of grant. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (a) no incentive stock options may be granted more than ten years after the effective date of the Restated Plan; (b) an incentive stock option shall not be exercisable more than ten years after the date of grant; and (c) the aggregate fair market value of the shares of common stock of the Company with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Restated Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

    Payment of an option exercise price may be made either in cash or, at the sole discretion of the Committee, by (a) delivery of a broker exercise notice (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), (b) transfer from the participant to the Company of previously acquired shares of common stock (both shares already owned or to be acquired upon exercise) having an aggregate fair market value on the date of exercise equal to the payment required, (c) a promissory note (on terms acceptable to the Committee in its sole discretion), or (d) by a combination of such methods. Options may be exercised in whole or in installments, as determined by the Committee.

    Automatic Non-Statutory Stock Option Awards.  Under both the Plan and the Restated Plan, non-employee directors are entitled to certain automatic awards of non-statutory stock options. Such automatic awards consist of (a) a one time grant of a non-statutory stock option to purchase 10,000 shares of common stock on the date non-employee director is first elected or appointed to the Board of Directors, and (b) a grant of an option to purchase 4,000 shares of common stock of the Company on the date of each annual meeting following the date on which a non-employee director is first elected or appointed to the Board. Such numbers of shares are subject to adjustment in the event of a stock dividend or split or other change in capitalization of the Company. The exercise price per share of each such non-employee director option is 100% of the fair market value of a share of common stock on the date of grant. Such non-employee director options terminate five years after grant and become exercisable three years after grant. If a non-employee director's service as a director is terminated by reason of death, disability or retirement, then all options held by such non-employee director become immediately exercisable in full and expire in accordance with their terms. If a non-employee's service as a director is terminated for any other reason, then all non-employee director stock options held by such director become exercisable and expire in accordance with their terms.

    Restricted Stock Awards.  Restricted Stock Awards are grants to participants of shares of common stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the

Committee, during which the participant must remain continuously employed by or in the service of the Company or any of its subsidiaries and, if determined by the Committee, certain performance criteria must be met. A participant will have all voting, dividend, liquidation and other rights with respect to shares of common stock issued to the participant as a Restricted Stock Award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted common stock, except, unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of common stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

    Performance Units.  Performance Units may be awarded on such terms and conditions as the Committee may specify. Such conditions may include payment or vesting restrictions which involve continued employment or service with the Company and satisfaction by the Company or a specified business unit or subsidiary of predetermined performance goals or criteria approved by the Committee at the time the Performance Units are awarded. Upon satisfaction of applicable terms and conditions, Performance Units will be payable in cash, shares of common stock or some combination thereof in the Committee's sole discretion.

    Stock Bonuses.  A participant may be granted one or more stock bonuses under the Restated Plan, and such stock bonuses will be subject to such terms and conditions, consistent with other provisions of the Restated Plan, as may be determined by the Committee in its sole discretion. The participant will have all voting, dividend, liquidation and other rights with respect to the shares of common stock issued to a participant as a stock bonus under the Restated Plan upon the participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a stock bonus as it deems appropriate.

    Stock Appreciation Rights.  A participant may be granted one or more stock appreciation rights under the Restated Plan, and such stock appreciation rights will be subject to such terms and conditions, consistent with the provisions of the Restated Plan, as may be determined by the Committee in its sole discretion. The exercise price per share may not be less than the fair market value of a share of the underlying common stock on the date the stock appreciation right is granted. A stock appreciation right will become exercisable at such time and in such installments as the Committee may determine in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable more than ten years after the date of grant.

    Form of Payment.  Payments with respect to awards may be made in cash, shares of Company common stock or a combination of cash and such shares or other property as determined by the Committee.

Transferability

    During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative) or, if so provided in the applicable agreement in the case of non-statutory stock option, a permitted transferee as hereinafter described, may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares or any other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferred to a successor in the event of a participant's death and (b) an agreement relating to non-statutory stock options may provide that such option is transferable to any member of the optionee's "immediate family" (as such term is defined in Rule 16a-1(e) under the Exchange Act) or to a trust whose beneficiaries are members of such optionee's "immediate family" or partnerships in which such family members are the only partners, provided that the optionee receives no consideration for the transfer and such transferred non-statutory stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

Termination Of Employment, Acceleration Of Awards, Lapse Of Restrictions

    The Plan contained provisions that set forth the consequences of termination of employment or services and generally provided that the Committee could cause any awards that would otherwise terminate to become or continue to become, and remain, exercisable and/or vested in the manner determined by the Committee. The Restated Plan does not change these provisions except to affirmatively provide that options and stock appreciation rights will (subject to advance Committee approval) accelerate upon termination of employment due to retirement.

    The Restated Plan provides that upon the occurrence of a change in control, as defined in the Restated Plan, (i) outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remainder of their term; (ii) all outstanding restricted stock awards will become vested and non-forfeitable; and (iii) all outstanding performance units and stock bonuses will vest and continue to vest in the manner determined by the Committee.

    The Committee may accelerate vesting requirements, performance periods and the expiration of the applicable term or restrictions, and adjust performance units and payments, upon such terms and conditions as are set forth in the Restated Plan. The Restated Plan added provisions relating to the occurrence of a "fundamental change" (a dissolution, liquidation, sale of substantially all assets, or merger, consolidation or statutory share exchange). The Restated Plan permits the Committee, among other things, to declare that each outstanding option and stock appreciation right will be cancelled at the time of a fundamental change in exchange for payment of the value of the option or stock appreciation right. At the time of any such declaration, all outstanding options and stock appreciation rights shall become immediately exercisable in full and such options and stock appreciation rights, if not exercised prior to the fundamental change, shall be cancelled as of the date of the fundamental change.

Duration, Adjustments, Modifications, Termination

    The Restated Plan will remain in effect until the earlier of (a) May 20, 2010, (b) the issuance of all shares subject to the Restated Plan, and (c) the termination of the Restated Plan as described below.

    In the event of a fundamental change, recapitalization, stock dividend, stock split, or other relevant change, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the exercise price of outstanding options and stock appreciation rights, and outstanding awards of performance shares and payments with regard thereto. Adjustments in performance units and payments on performance shares are also permitted upon the occurrence of such event as may be specified in the related agreement, which may include a change in control.

    The Restated Plan added provisions permitting the grant of options pursuant to the Plan in substitution for options held by employees of other corporations who are about to become employees of the Company or any subsidiary, or whose employer is about to become a subsidiary of the Company. The terms and conditions of such substitute options may vary from the terms and conditions set forth in the Plan to the extent that the Board of Directors may deem appropriate. The Restated Plan also gives the Board of Directors the right to amend, modify, terminate or suspend the Plan in accordance with the provisions of any applicable law or regulation.

Federal Tax Considerations

    The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award and does not address special rules to directors, officers and greater than 10% stockholders of the Company.

    Options.  There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an option under the Restated Plan. The exercise by a participant of an incentive option will also not result in any federal income tax consequences to the Company or the participant, except that an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax. Upon the exercise of a non-statutory option, a participant will recognize ordinary income on the date of exercise in an amount equal to the difference between the fair market value of the shares acquired upon exercise over the consideration paid for the shares. In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of a participant as ordinary income.

    At the time of the subsequent sale or disposition of the shares acquired upon the exercise of a non-statutory option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term gain or loss if the sale or disposition occurs one year or less after the date of exercise.

    If a participant disposes of the shares acquired upon exercise of an incentive option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive option was granted, nor within two years after the incentive option was granted, nor within one year after the participant exercised the incentive option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

    If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the incentive option or the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The Company may be required to withhold in order to receive a deduction. The remainder of the gain or loss recognized on the disposition, if any, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    Restricted Stock Awards and Stock Bonuses.  With respect to shares issued pursuant to a restricted award that is not subject to a risk of forfeiture or with respect to stock bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under Section 83(b) of the Code within thirty (30) days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income.

    A participant who does not make a Section 83(b) election within thirty (30) days of the receipt of a restricted stock award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income.

    Performance Units.  A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, the Company will receive a compensation expense deduction for any amounts includable in the taxable income of the participants as ordinary income.

    Stock Appreciation Rights.  A participant who receives a stock appreciation right will not recognize any taxable income at the time of the grant. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, the Company will receive a compensation expense deduction for any amounts includable in the taxable income of the participant as ordinary income.

    Excise Tax on Parachute Payments.  The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options, or the vesting of restricted stock awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

    Section 162(m).  Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000 per individual. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the Restated Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options or stock appreciation rights under the Restated Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the Restated Plan would be subject to this limit.

New Plan Benefits

    As of the date of this Proxy Statement, the Compensation Committee has approved awards under the Restated Plan as summarized in the table below. These awards were approved at the February 16, 2000 Compensation Committee Meeting. All such awards are conditioned upon stockholder approval of the Restated Plan.

New Plan Benefits
Amended and Restated 1994 Stock Incentive Plan

Name and Position	Number of Options

Paul B. Burke, Chairman and CEO	0
Jeffrey J. Hattara, Vice President of Finance and Administration and Chief Financial Officer	20,000
Jon A. Dobson, Vice President of Human Resources, General Counsel and Secretary	20,000
Executive Group	40,000
Non-Executive Director Group	0
Non-Executive Employee Group	34,000

Voting Requirement, Recommendation

    The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on this item and present in person or by proxy at the annual meeting is required for approval of the Restated Plan. Proxies solicited by the Board of Directors will be voted for approval of the Restated Plan unless stockholders specify otherwise in their proxies.

    For this purpose, a stockholder voting through a proxy who abstains with respect to approval of the Restated Plan is considered to be present and entitled to vote on the approval of the Restated Plan at the annual meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote or withholds authority to vote on the approval of the Restated Plan shall not be considered present and entitled to vote on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RESTATED PLAN.

CERTAIN TRANSACTIONS

    In 1993, we adopted the BMC Loan Program pursuant to which employees can borrow money, generally on an interest-free basis, to exercise stock options and, until recently, to pay any related income taxes due. In February 1999, the Compensation Committee amended the plan to eliminate loans for tax payments associated with the exercise of stock options. We hold the shares obtained upon exercise of the underlying stock options as collateral for the loan. The purpose of the BMC Loan Program is to facilitate the exercise of stock options, to encourage share ownership by employees and to minimize the need to sell shares in the open market to pay the exercise price of options. Approval of the loans are subject to the sole and absolute discretion of the Compensation Committee.

    The total amount that any employee may borrow under the BMC Loan Program is determined by the Compensation Committee but may not exceed: (i) for the first loan request, 100% of the exercise price of the option, and (ii) for any subsequent loan, the lesser of (a) 100% of the exercise price of the option or (b) the amount that, when added to the principal amount of all outstanding loans under the BMC Loan Program, will not exceed 60% of the market value of all stock pledged as collateral by the employee immediately following the loan or (c) eight times the employee's then current base salary. Notwithstanding the foregoing criteria, no loan may be made which would cause the aggregate amount of principal and accrued interest outstanding under all loans to an employee to exceed 100% of the market value of all stock pledged as collateral by that employee under the BMC Loan Program. If the market value of all shares held as collateral falls below an employee's loan balance, the employee must make arrangements to repay that portion of the loan, or pledge additional shares, equal to the difference between the market value and the loan balance.

    The loans made to employees under the BMC Loan Program are made on an interest-free basis. Upon termination of the employee's employment, the loan must be repaid within 45 days or a longer period if approved by the Compensation Committee. Upon the death or long term disability of the employee, the Committee may extend the term of the repayment of the loan up to six months. Notwithstanding the terms of the BMC Loan Program, the Compensation Committee may demand repayment of the loans at any time.

    Each individual borrowing arrangement is evidenced by a written demand promissory note executed by the employee at the time of borrowing. The note provides that thirty percent (30%) of the employee's bonus compensation received under the management incentive bonus plan, net of applicable estimated taxes and other withholdings, will be applied to repay the principal under the note. In addition, a portion of the proceeds from any sale of stock pledged under the BMC Loan Program must be applied to the repayment of amounts outstanding under the BMC Loan Program. All dividends received by an employee for stock pledged for a loan, net of applicable estimated taxes and other withholdings on such dividends, are also applied to the loan.

    As of March 24, 2000, Messrs. Burke, Dobson and Hattara had loans outstanding under the BMC Loan Program of $2,688,132, $13,997 and 56,020, respectively. The largest loan amount outstanding for Messrs. Burke, Dobson and Hattara during 1999 was $2,702,070, $14,063 and $56,250, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish BMC with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of reports furnished to BMC with respect to the period ended December 31, 1999, all directors, executive officers and greater than 10% stockholders were in compliance with all Section 16(a) filing requirements, except for Dr. H. Ted Davis, whose Form 4 for transactions in December 1999 was filed late in January 2000.

INDEPENDENT AUDITORS

    During 1999, in addition to auditing our financial statements, Ernst & Young LLP performed services in connection with preparation of our tax returns and related tax planning, audits of employee benefit plans and provision of general accounting advice.

    Ernst & Young LLP, or its predecessor, has been our independent auditors since 1980 and has been selected by the Board to continue as such for the current fiscal year. We have requested and expect a representative of Ernst & Young LLP to be present at the meeting to make a statement if he or she so desires and to respond to appropriate questions.

2001 STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented in the proxy materials relating to the proposed 2001 Annual Meeting of Stockholders must be received by the Company on or before December 1, 2000. Stockholder proposals intended to be presented at that meeting but not intended to be included in the Company's proxy materials for that meeting, must be received by the Company on or before January 12, 2001.

OTHER BUSINESS

    We know of no business which will be presented for consideration at the meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

    WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, EXCLUSIVE OF EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 TO EACH PERSON WHO IS A STOCKHOLDER OF THE COMPANY AS OF MARCH 24, 2000, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUESTS SHOULD BE SENT TO: INVESTOR RELATIONS DEPARTMENT, BMC INDUSTRIES, INC., ONE MERIDIAN CROSSINGS, SUITE 850, MINNEAPOLIS, MN 55423.

Dated: March 30, 2000
BMC Industries, Inc.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

EXHIBIT A

BMC INDUSTRIES, INC.
RESTATED AND AMENDED 1994 STOCK INCENTIVE PLAN

    1.  Purpose of Plan.

    The purpose of this Restated and Amended 1994 Stock Incentive Plan of BMC Industries, Inc. (the "Plan") is to advance the interests of BMC Industries, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

    2.  Definitions

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

      2.1  "Board"  means the Board of Directors of the Company.

      2.2  "Broker Exercise Notice"  means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

      2.3  "Change in Control"  means an event described in Section 13.1 of the Plan.

      2.4  "Code"  means the Internal Revenue Code of 1986, as amended.

      2.5  "Committee"  means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

      2.6  "Common Stock"  means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

      2.7  "Disability"  means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

      2.8  "Eligible Recipients"  means all employees (including without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

      2.9  "Exchange Act"  means the Securities Exchange Act of 1934, as amended.

      2.10  "Fair Market Value"  means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the reported high and low sale prices of the Common Stock on the New York Stock Exchange.

      2.11  "Fundamental Change"  means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, or a statutory share exchange involving capital stock of the Company.

      2.12  "Incentive Award"  means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

      2.13  "Incentive Stock Option"  means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

      2.14  "Non-Employee Director"  means any member of the Board of Directors of the Company who is a non-employee director within the meaning of Rule 16a-1 under the Exchange Act.

      2.15  "Non-Statutory Stock Option"  means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

      2.16  "Option"  means an Incentive Stock Option or a Non-Statutory Stock Option.

      2.17  "Participant"  means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

      2.18  "Performance Unit"  means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

      2.19  "Previously Acquired Shares"  means shares of Common Stock that are already owned by the Participant, or with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

      2.20  "Restricted Stock Award"  means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

      2.21  "Retirement"  means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

      2.22  "Securities Act"  means the Securities Act of 1933, as amended.

      2.23  "Stock Appreciation Right"  means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

      2.24  "Stock Bonus"  means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

      2.25  "Subsidiary"  means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

      2.26  "Tax Date"  means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

    3.  Plan Administration.

      3.1  The Committee.  The Plan will be administered by the Board or by a committee of the Board consisting of not less than two directors, each of whom will be a Non-Employee Director. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

      3.2  Indemnification.  To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Incentive Award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

      3.3  Authority of the Committee.

        (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

        (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

    4.  Shares Available for Issuance.

      4.1  Maximum Number of Shares.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 4,840,000 shares. Notwithstanding any other provision of the Plan to the contrary, no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other

  Incentive Awards relating to more than 400,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan).

      4.2  Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

      4.3  Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

    5.  Participation.

    Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

    6.  Options.

      6.1  Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

      6.2  Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

      6.3  Exercisability and Duration.  An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant.

      6.4  Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

      6.5  Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment of the total purchase price of the shares to be purchased in accordance with Section 6.4 of the Plan.

      6.6  Aggregate Limitation of Stock Subject to Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, may designate which shares will be treated as shares to be acquired upon exercise of an incentive stock option.

      6.7  Automatic Grants to Non-Employee Directors.

        (a) Grants of Options. At such time as, following the effective date of the Plan, new Non-Employee Directors are first elected or appointed to the Board of Directors to fill new directorships or to fill vacancies, such Non-Employee Directors will be granted automatically, on a one-time basis on the date of their election or appointment, a Non-Statutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan). In addition, on the date of each Annual Meeting of Shareholders of the Company following the date a Non-Employee Director is first elected or appointed to the Board of Directors, each person who is a Non-Employee Director as of such date will be granted automatically a Non-Statutory Stock Option to purchase 4,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

        (b) Option Exercise Price. The per share price to be paid by the Non-Employee Director at the time such an Option is exercised will be 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

        (c) Duration of Options. Each such Option will terminate five years after its date of grant and will become exercisable in full three years after its date of grant.

        (d) Effect of Termination of Directorship. In the event a Non-Employee Director's service as a director of the Company is terminated for any reason other than death, Disability or Retirement, all such Options then held by the Non-Employee Director will continue to become exercisable and expire in accordance with their terms. In the event a Non-Employee Directors' service as a director of the Company is terminated due to death, Disability or Retirement in accordance with the Board's then current Retirement policy, all Options then held by the Non-Employee Director will become immediately exercisable in full and will expire in accordance with their terms. Such Options will not be subject to the termination provisions of Section 11 of the Plan.

      (e)  Committee Modification.  The Committee has the authority to amend the eligibility requirements for, or modify the terms or accelerate the vesting of, such Options (including, without limitation, the authority to modify the rights of Non-Employee Directors in connection with termination of service as a director or a change in control of the Company).

      (f)  Manner of Option Exercise.  An Option may be exercised by a Non-Employee Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment of the total purchase price of the shares to be purchased in accordance with Section 6.4 of the Plan.

    7.  Stock Appreciation Rights.

      7.1  Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion.

      7.2  Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

      7.3  Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

    8.  Restricted Stock Awards.

      8.1  Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. Any Restricted Stock that is not vested shall be forfeited.

      8.2  Rights as a Shareholder; Transferability.  Except as otherwise expressly provided herein, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

      8.3  Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

      8.4  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

    9.  Performance Units.

    An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms, conditions, and restrictions consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

    10.  Stock Bonuses.

    An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

    11.  Effect of Termination of Employment or Other Service.

      11.1  Termination Due to Death or Disability.  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability;

        (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock appreciation Right);

        (b) All outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and

        (c) All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

      11.2  Termination Due to Retirement.  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

        (a) Subject to the advance approval of the Committee, all outstanding Options and Stock Appreciation Rights then held by the Participant may become immediately exercisable in full and will remain exercisable for a period of six months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

        (b) All outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and

        (c) All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

      11.3  Termination for Reasons Other than Death, Disability or Retirement.

        (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards, Performance Units and Stock Bonuses then held by the Participant that have not vested will be terminated and forfeited, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Incentive Awards then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Incentive Award), or for such greater or lesser period as the Committee may determine.

        (b) For purposes of this Section 11.3, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-complete agreement entered into with the Company or any Subsidiary.

      11.4  Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options, Stock Appreciation Rights, Performance Units and Stock Bonuses (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

      11.5  Breach of Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Plan to the contrary, in the even that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

      11.6  Date of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the

  Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

    12.  Payment of Withholding Taxes.

      12.1  General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock with respect to an Incentive Award.

      12.2  Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

    13.  Change in Control.

      13.1  Change in Control.  For purposes of this Section 13.1, a "Change in Control" of the Company will mean the following;

        (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company.

        (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

        (c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 13.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

        (d) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

        (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

        (f)  a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

      13.2  Incumbent Directors.  For purposes of this Section 13, "Incumbent Directors" of the Company means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

      13.3  Acceleration of Vesting.  Without limiting the authority of the Committee under Section 3.1 of the Plan, if a Change in Control of the Company occurs, then (a) all outstanding Options and Stock Appreciation Rights then held by a Participant and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses or otherwise.

      13.4  Cash Payment for Options.  If a Change in Control of the Company occurs, then the Committee may determine in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options. Any Options as to which a Participant receives such cash payment shall be cancelled.

      13.5  Limitation on Change in Control Payments.  Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 13.3 or 13.4 will be reduced to the largest amounts as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provide that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 13.5 will, to that extent, not apply.

    14.  Fundamental Change.  In the event of a proposed Fundamental Change:

        (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Committee may, but shall not be obligated to, make) for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options or stock appreciation rights of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of such surviving corporation.

        (b) involving the dissolution or liquidation of the Company,

    the Committee may, but shall not be obligated to, declare, at least twenty (20) days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for a cash payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, for each share covered by the canceled Option or Stock Appreciation Right in the amount, if any, by which the Fair Market Value (as defined in this Section 14) per share exceeds the exercise price per share covered by such Option or Stock Appreciation Right. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 14, each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 14 if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 14 only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

    15.  Rights of Eligible Recipients and Participants; Transferability.

      15.1  Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

      15.2  Rights as a Shareholder.  As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

      15.3  Transferability.  During the lifetime of a holder of Incentive Awards, only such holder of Incentive Awards, or his or her guardian or legal representative, may exercise Incentive Awards granted under this Plan, and no Incentive Award granted under this Plan shall be assignable or transferable by the holder of the Incentive Award otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the

  Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any holder of Incentive Awards may transfer a Non-Statutory Stock Option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the agreement with respect to such Non-Statutory Stock Option expressly so provides either at the time of initial grant or by amendment to an outstanding agreement and (ii) the holder of the Non-Statutory Stock Option does not receive any consideration for the transfer. Any Non-Statutory Stock Options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such Non-Statutory Stock Options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such Non-Statutory Stock Option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable agreement. For purposes of any provision of this Plan relating to notice to a holder of a Non-Statutory Stock Option or to vesting or termination of a Non-Statutory Stock Option upon the death, disability or termination of employment of a holder of a Non-Statutory Stock Option, references to the holder of a Non-Statutory Stock Option shall mean the original grantee of a Non-Statutory Stock Option and not any transferee.

      15.4  Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

    16.  Substitute Options.

    Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

    17.  Securities Law and Other Restrictions.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

    18.  Plan Amendment, Modification and Termination

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.

    19.  Effective Date and Duration of the Plan

    The changes to the Plan effected by the Restated and Amended Plan shall be effective on the date that the Restated and Amended Plan is approved by the shareholders. The Plan will terminate at midnight on May 10, 2010, and may be terminated prior to such time by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

    20.  Miscellaneous

      20.1  Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

      20.2  Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

BMC Industries, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 11, 2000 10:00 a.m.
Atrium Center 3105 East 80th Street Bloomington, Minnesota

BMC Industries, Inc. One Meridian Crossings, Suite 850, Minneapolis, Minnesota 55423	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on [Date].

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Bradley D. Carlson and Jon A. Dobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy	Company # Control #

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

  •
  Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to BMC Industries, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Paul B. Burke 02 H. Ted Davis	03 Harry A. Hammerly	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend and restate the Company's 1994 Stock Incentive Plan.	/ /	For	/ /	Against	/ /	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /	Date
Indicate changes below:

Signature(s) in Box

 Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

INFORMATION CONCERNING THE SOLICITATION
VOTING OF SHARES
Proposal 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 1999(1)
Aggregated Option Exercises in 1999 and Option Values at December 31, 1999
APPROVAL OF AMENDMENT TO AND RESTATEMENT OF 1994 STOCK INCENTIVE PLAN
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
2001 STOCKHOLDER PROPOSALS
OTHER BUSINESS
BMC INDUSTRIES, INC. RESTATED AND AMENDED 1994 STOCK INCENTIVE PLAN